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                                                                  EXHIBIT 3(ii)

                                     BY-LAWS

                                       OF

                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                                   MAY 5, 1997

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held at such time as may from time to time be fixed by the Board of Directors, at an hour to be named in the notice or waiver of notice of the meeting for the election of directors and for the transaction of such other business as may properly come before the meeting. If the date of the annual meeting falls upon a legal holiday, the meeting shall be held on the next succeeding business day. The meeting shall be held at such place, either within or without the State of New Jersey, as the Board of Directors shall determine. In the event the Board of Directors does not determine otherwise, the annual meeting of shareholders shall be held at the office of the corporation in Newark, New Jersey.

     SECTION 2. VOTING. Each shareholder shall be entitled to one vote, in person, or by proxy, for each share entitled to vote held by such shareholder. No proxy shall be voted after eleven months from its date unless such proxy provides for a longer period, but in no


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event shall a proxy by valid after three years from the date of execution. Upon the demand of any shareholder made before the voting begins, the vote for directors shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by law or the Certificate of Incorporation.

     A complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     SECTION 3. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by the By-Laws, the presence, in person or by proxy, of shareholders holding a majority of the shares of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

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     SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President or the Chairman of the Board of Directors, if one be elected, or by resolution of the Board of Directors, and may be held at such place, within or without the State of New Jersey, as shall be fixed by the Board and stated in the notice or waiver of notice of the meeting. If no other place is so fixed, such meetings may be held at the office of the corporation in Newark, New Jersey.

     SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date, time and purpose or purposes of the meeting, shall be given to each shareholder entitled to vote thereat, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting.

     SECTION 6. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of shareholders by law or the Certificate of Incorporation or the By-Laws, may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing.

                                   ARTICLE II

                                    DIRECTORS

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     SECTION 1. NUMBER AND TERM. The Board of Directors shall have not less than seven nor more than thirteen members. The directors shall be elected at the annual meeting of shareholders. Each director shall be elected to hold office until the next succeeding annual meeting and, subject to law and the By-Laws, shall hold office for the term for which elected and until his successor shall be elected and shall qualify. Directors need not be shareholders.

     SECTION 2. RESIGNATIONS. Any director, member of a Committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time of its receipt by the corporation or at such subsequent time as shall be specified therein.

     SECTION 3. VACANCIES. If the office of any director, member of a Committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote may elect or appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 4. INCREASE OF NUMBER. In case of any increase in the number of directors, the additional directors may be chosen by vote by the Board of Directors at any meeting of the Board, or by vote of the shareholders at an annual or special meeting of the shareholders, and shall hold office until the next annual election and until their successors

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shall be elected and shall qualify.

     SECTION 5. POWERS. The Board of Directors shall exercise all the powers of the corporation except such as are conferred upon or reserved to the shareholders by law, by the Certificate of Incorporation or by the By-Laws.

     SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, appoint an Executive Committee and one or more other Committees, each Committee to consist of three or more directors of the corporation. The Executive Committee shall have and may exercise in the intervals between meetings of the Board of Directors all the authority of the Board not delegated to other Committees or reserved to the Board either by virtue of the By-Laws or otherwise, provided that no committee, including the Executive Committee, shall

          (a) make, alter or repeal any By-Laws of the corporation;

          (b) elect or appoint any director, or remove any officer or director;

          (c) submit to shareholders any action that requires shareholders' approval; or

          (d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

     At each meeting of any Committee there shall be present to constitute a quorum for the transaction of business at least one-third of the members but in no event less than three

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members. The vote of a majority of the members present at a meeting of any
Committee at the time of the vote, if a quorum is present at such time, shall be the act of such Committee. All action of each Committee shall be reported to the Board and shall, except in cases in which the rights of third parties would be affected, be subject to the direction of the Board.

     SECTION 7. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

     The President, the Chairman of the Board, if one be elected, or a Vice President may, and at the request of two directors shall, call a special meeting of the Board of Directors, at least two days notice of which shall be given in person or by mail, telegraph, telephone or cable. Regular meetings of the Board of Directors may be held without notice at such times and places as the Board may determine by prior resolution.

     SECTION 8. QUORUM. A majority of the directors but no less than five shall constitute a quorum for the transaction of business.

     SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken pursuant to authorization voted at any meeting of the Board of Directors, or of any

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Committee thereof, may be taken without a meeting if, prior or subsequent to such action a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or Committee.

     SECTION 10. CONFERENCE TELEPHONE MEETINGS. Any or all directors may participate in a meeting of the Board or any Committee thereof, as the case may be, by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Comptroller and a Treasurer, all of whom shall be elected by the Board of Directors and who shall hold office, subject to the By-Laws, until their successors are elected and qualified. In addition, the Board of Directors may elect a


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Chairman of the Board and such Assistant Secretaries, Assistant Treasurers and
Assistant Comptrollers as the Board may deem advisable. None of the officers of the corporation, other than the Chairman of the Board of Directors, if one be elected, need be directors. The officers shall be elected at the organization meeting of the Board and may be elected at other times. One person may hold two or more offices, except that the offices of President and Secretary or Assistant Secretary may not be held by the same person. Vacancies occurring among the officers shall be filled by the directors. Any officer may be removed by the Board of Directors, with or without cause at any time.

     SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors. He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors or the By-Laws.

     SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation. He shall exercise all the powers and perform all the duties usual to such office

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and shall preside at all meetings of the shareholders if present thereat and, in the absence or non-election of the Chairman of the Board, at all meetings of the Board of Directors. Subject to the Board of Directors, the President shall have general supervision of the business of the corporation. The President may execute any contract, agreement or instrument, not prohibited by law, the Certificate of Incorporation or the By-Laws, necessary for the conduct of the business of the corporation. He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors or the By-Laws.

     SECTION 5. VICE PRESIDENT. The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all the powers and perform the duties of the President. The Vice Presidents shall also perform such other duties and have such other powers as may be prescribed or assigned to them, respectively, from time to time by the President, the Board of Directors or the By-Laws. Any Vice President may, in the discretion of the Board, be designated as "executive", "senior" or by any succeeding ordinal number or by departmental or functional classification.

     SECTION 6. SECRETARY. The Secretary shall exercise all the powers and perform all the duties usual to such office, including keeping the minutes of the meetings

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of the Board of Directors and of the shareholders, having custody of the seal of the corporation and affixing the seal to documents when authorized to do so. He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the President, the Board of Directors or the By-Laws.

     SECTION 7. COMPTROLLER. The Comptroller shall exercise all the powers and perform all the duties usual to such office, including supervising the accounts of the corporation, having supervision over and responsibility for the books, records, accounting and system of accounting and auditing in each office of the corporation. He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the President, the Board of Directors or the By-Laws.

     SECTION 8. TREASURER. The Treasurer shall exercise all the powers and perform all the duties usual to that office, including having the care and custody of the funds and securities of the corporation and depositing the same with such depositaries as the Board may designate. The Treasurer shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the President, the Board of Directors or the By-Laws.

     SECTION 9. ASSISTANT SECRETARY. Each Assistant Secretary shall have the power to execute on behalf of the corporation such instruments as may be required to be

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executed by the Secretary and to affix the seal of the corporation to corporate instruments and to attest the same, except as otherwise provided by law or the By-Laws. Each Assistant Secretary shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the President, the Board of Directors or the By-Laws.

     SECTION 10. ASSISTANT COMPTROLLERS AND ASSISTANT TREASURERS. Assistant Comptrollers and Assistant Treasurers, if any, shall be elected and shall have the such powers and shall perform such duties as shall be assigned to them, respectively, by the President, the Board of Directors or the By-Laws.

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 1. CERTIFICATES. The shares of the corporation shall be represented by certificates signed by, or in the name of the corporation by, the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

     SECTION 2. LOST CERTIFICATES. No certificate representing shares of the

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corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except on prior approval in each case of the Board of Directors or such officer or officers as the Board from time to time may designate and on submission to the corporation of satisfactory evidence of such loss, theft or destruction and, unless otherwise ordered by the Board of Directors, on delivery to the corporation of a bond of indemnity, in such form and amount or unlimited as to amount as the Board from time to time may prescribe, against any loss or claim in respect or by reason of such lost, stolen or destroyed certificate, or the issuance of a new certificate in lieu thereof.

     SECTION 3. REGISTRATION OF TRANSFERS. Transfers of shares shall be registered upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and on surrender of the certificate or certificates for such shares, properly assigned for transfer.

     SECTION 4. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation around the circumference and "New Jersey 1981" in the center.

     SECTION 5. FISCAL YEAR. The fiscal year of the corporation shall be a calendar year.

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     SECTION 6. CHECKS, ETC. All checks, drafts or orders for the payment of money shall be signed by such officer or officers or agent or agents, and in such manner, as shall be determined from time to time by the Board of Directors.

     SECTION 7. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated. Any notice required to be given under the provisions of these By-Laws may be waived by any person entitled thereto.

                                    ARTICLE V

                                 INDEMNIFICATION

     The corporation shall indemnify each corporate agent (as defined in Section 14A:3-5 of the New Jersey Business Corporation Act) against his expenses (including reasonable costs, disbursements and counsel fees) and his liabilities (including amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) in connection with any proceeding

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(as defined in said Section), including any proceeding by or in the right of the corporation to procure a judgment in its favor, involving the corporate agent by reason of his being or having been such a corporate agent, if, as and to the full extent authorized by law. Any such indemnification shall not exclude any other rights to which any corporate agent may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders, or otherwise.

                                   ARTICLE VI

                              CONFLICTING INTERESTS

     No director, officer or employee of the Corporation at Manager level or higher shall have any position with or a substantial interest in any other enterprise operated for profit, (other than The Prudential Insurance Company of America or any direct or indirect subsidiary thereof) the existence of which would conflict or might reasonably be supposed to conflict with the proper performance or his or her Corporate responsibilities, or, which might tend to affect his or her independence of judgment with respect to transactions between the Corporation and such other enterprise.

     If a director or any such officer or employee has a position with or substantial interest

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in another such enterprise, which, when acquired, did not create such an actual or apparent conflict of interest, he or she shall make timely disclosure of such position or interest to the Board of Directors when he or she learns that there is an impending transaction between such enterprise and the Corporation or The Prudential Insurance Company of America or any subsidiary or affiliate of either the Corporation or Prudential that might create such an actual or apparent conflict.

     The Board of Directors, which may act through an appropriate committee or sub-committee, shall adopt such regulations and procedures as shall from time to time appear to it sufficient to secure compliance with the above policy.

                                   ARTICLE VII

                                   AMENDMENTS

     The By-Laws may be altered or repealed and new By-Laws may be made by vote of the shareholders at any meeting of the shareholders. The Board of Directors may also alter

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or repeal the By-Laws and make new By-Laws at any meeting of the Board of
Directors; provided, however, that any By-Laws made by the Board of Directors may be altered or repealed, and new By-Laws made, by the shareholders.